UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

CYPRESSFIRST COMMENTS ON CYPRESS SEMICONDUCTOR ANALYST DAY

CypressFirst Nominees Most Qualified to Support Gross Margin Improvement Initiatives

SAN JOSE, C.A., March 31, 2017—Camillo Martino and J. Daniel McCranie, nominees for election to the Cypress Semiconductor Corporation (NASDAQ: CY) (“Cypress” or “the Company”) Board of Directors at the 2017 Annual Meeting of Stockholders, and T.J. Rodgers, founder and former CEO of Cypress and the Company’s largest individual stockholder, (collectively “CypressFirst”) today commented on the new revenue and profitability guidance offered by members of the Company’s management at the recent Cypress Annual Analyst Day.

Dan McCranie stated, “We listened with interest to the Cypress Analyst Day earlier this week and are glad that Cypress has reluctantly acknowledged what we’ve stated previously, which is that the Company faces serious challenges with gross margin, cash flow and debt. We shouldn’t have had to be the ones to raise these issues, as the Board should have made this a priority on its own. As former CEOs and board members of semiconductor companies that design, manufacture and sell advanced integrated circuits, we believe that both Camillo Martino and I are clearly more qualified than any member of the current Cypress Board to help advise the CEO and management team during this crucial transformation.”

Camillo Martino added, “An unfortunate result of the current low gross margin is that the Cypress M&A machine is stalled. The current gross margin leaves only enough cash to service debt, but not to significantly reduce it. Analysts know that without faster improvement at the gross margin line, the Company will be unable to accelerate the deleveraging necessary to seize future M&A opportunities. Companies with better balance sheets and deeper pockets (including Canyon Bridge, Tsinghua Unigroup and other China-backed organizations) are poised to take the best entities off the market.”

T.J. Rodgers concluded, “Cypress’s gross margin challenges show more than ever the need for two directors with deep operating experience to join the Board and help the CEO address these issues. It’s time for the Board to recognize this need, add our highly qualified director nominees, and take long-overdue action regarding executive chairman Ray Bingham’s serious compensation and conflict of interest issues.”

Cypress stockholders are encouraged to review the presentation “Do What’s Right for Cypress” at http://cypressfirst.com/investor-presentations.html for more information about the CypressFirst nominees and their concerns regarding Cypress’s stalled gross margin recovery.

For additional information or assistance, please contact MacKenzie Partners, Inc., the firm assisting Mr. Rodgers in his solicitation of proxies:

FOR IMMEDIATE RELEASE

105 Madison Avenue

New York, New York 10016

CypressFirst@mackenziepartners.com

Toll-Free (800) 322-2885

Additional Information and Where to Find It

T.J. Rodgers is the founding CEO of the Company. Rodgers, J. Daniel McCranie and Camillo Martino may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company. Rodgers, McCranie and Martino have filed a preliminary proxy statement (the “CypressFirst Proxy Statement”) and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) in connection with his solicitation of proxies for the Annual Meeting.

Rodgers owns or controls voting of 8,727,619 shares of the Company’s common stock. McCranie and Martino own 25,000 and 10,000 shares, respectively, of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, are included in the CypressFirst Proxy Statement and may be included in other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing the definitive CypressFirst Proxy Statement with the SEC, Rodgers, McCranie and Martino intend to mail the definitive CypressFirst Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE CYPRESSFIRST PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS, McCRANIE AND MARTINO HAVE FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, copies of the definitive CypressFirst Proxy Statement and any other related documents filed by Rodgers with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). In addition, copies of such materials, when available, may be requested free of charge from Rodgers’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885 or by email: CypressFirst@mackenziepartners.com.

Media Contacts

Abernathy MacGregor

Jeremy Jacobs / Sheila Ennis

FOR IMMEDIATE RELEASE

212-371-5999 / 415-926-7961

JRJ@abmac.com

SBE@abmac.com

Investor Contacts

MacKenzie Partners

Daniel Burch / Larry Dennedy

212-929-5500

Dburch@mackenziepartners.com

ldennedy@mackenziepartners.com

About J. Daniel McCranie

J. Daniel McCranie is currently Chairman at ON Semiconductor Corp. and previously served as Non-Executive Chairman at Freescale Semiconductor, Inc. He has served on the Board of Directors at Mentor Graphics Corp. since 2012. He served on the Board of Directors of Cypress Semiconductor Corp. from 2005 through 2014. He has served as Chairman of Actel Corporation, Chairman of Virage Logic, Inc, Chairman of Xicor Corporation, and Board Director of California Microdevices, Inc. McCranie was previously employed as Executive Vice President- Sales & Applications by Cypress Semiconductor Corp., President & Chief Executive Officer by Virage Logic Corp., Vice President-Sales & Marketing by Cypress Semiconductor Corp., and Chairman, President & Chief Executive Officer by SEEQ Technology, Inc.

About Camillo Martino

Camillo Martino has served as a member of the Board of Directors of MagnaChip Semiconductor Corp. since August 2016. Martino has served as a member of the Board of Directors of VVDN Technologies, a private company, since March 2016 and as Vice Chairman of the Board of Directors of SAI Technology, Inc., a private company, since April 2015. Previously, he served as director and CEO of Silicon Image, Inc.; COO at SAI Technology Inc.; and President, CEO and Director of Cornice Inc. He also served as Executive Vice President and COO of chipmaker Zoran Corporation. His career began at National Semiconductor Corporation, where he held multiple positions over a nearly 14-year tenure at the Company.

About T.J. Rodgers

T.J. Rodgers co-founded Cypress Semiconductor Corporation in 1982 and served as the Company’s President and Chief Executive Officer until April 2016 and as a member of its Board of Directors until August 2016. He is a former chairman of the Semiconductor Industry Association (SIA) and SunPower Corp. and currently sits on the boards of directors of high-technology companies, including Bloom Energy (fuel cells), Enphase (solar energy electronics), WaterBit (precision agriculture) and Enovix (silicon lithium-ion batteries). He has been honored for his foundational support over a 20-year period of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and the California Association of African American Educators.

FOR IMMEDIATE RELEASE

Rodgers received his bachelor’s degree from Dartmouth College, graduating as salutatorian with majors in chemistry and physics. He received his master’s degree and Ph.D. in electrical engineering from Stanford University. While pursuing his Ph.D. degree, Rodgers invented the VMOS process technology, which he later licensed to American Microsystems, Inc.